Exhibit 4.17

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. THERE IS NO AND THERE IS NOT EXPECTED TO BE A PUBLIC MARKET FOR THE SHARES OF COMMON STOCK ISSUABLE UPON ANY EXERCISE HEREOF. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

AMEDICA CORPORATION

Warrant No.	Issue Date: August 30, 2013

This certifies that, for value received,                     (the “Holder”), is entitled to purchase from Amedica Corporation, a Delaware corporation with offices at 1885 West 2100 South, Salt Lake City, UT 84119 (the “Company”),             (                ) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), as such number and class of securities may be adjusted in accordance with the terms of Section 4 below, for the Stated Purchase Price (defined below), at any time up to and including 5:00 p.m. (New York City time) on the Warrant Expiration Date (as defined below) in accordance with the terms hereof. “Stated Purchase Price” shall mean the purchase price to be paid upon exercise of this Warrant in accordance with the terms hereof, which price initially shall be $1.00 per share of Common Stock. The Stated Purchase Price shall be subject to adjustment from time to time pursuant to the provisions of Section 4 below. “Warrant Expiration Date” means 5:00 p.m., New York City time, on the fifth anniversary of the original date of issuance of the Warrant. If pursuant to the above the Warrant Expiration Date would be a Saturday, Sunday or legal holiday in the State of Utah, then the Warrant Expiration Date shall be the next succeeding date that is not a Saturday, Sunday or legal holiday.

1. Exercise.

(a) Manner of Exercise. This Warrant may be exercised at any time or from time to time for all or any part of the number of shares of Common Stock (or other securities) then purchasable upon its exercise (the “Shares”); provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the end of the Warrant Expiration Date. In order to exercise this Warrant, in whole or in part, Holder will deliver to the Company at its principal executive offices, or at such other office as the Company may designate by notice in writing, (i) this Warrant, (ii) a written notice of Holder’s election to exercise this Warrant substantially in the form of Exhibit A attached hereto (the “Notice of Exercise”), and

(iii) any documents required pursuant to Section 7 hereof, and shall pay to the Company in cash, by a certified or cashier’s check drawn on a United States Bank made payable to the order of the Company, or by wire transfer of funds to a bank account designated by the Company, an amount equal to the aggregate Stated Purchase Price for all Shares as to which this Warrant is exercised.

(b) Net Exercise.

(1) In lieu of exercising this Warrant by payment in cash, or by check or wire transfer, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the end of the Warrant Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Exercise in the form annexed hereto, in which event the Company will issue to the Holder a number of Shares computed in accordance with the following formula:

X	=	Y × (A-B)
A

Where,	X	=	the number of Shares to be issued to Holder pursuant to this net exercise;

	Y	=	the number of Shares for which the net exercise election is made;

	A	=	the fair market value of one Share at the time the net exercise election is made; and

	B	=	the Stated Purchase Price (as adjusted at the date of the net exercise election is made).

(2) For purposes of this Section 1(b), the fair market value of a Share and the effectiveness of the exercise of this Warrant are determined as follows:

(i) if the exercise is in connection with an initial public offering, and if the Company’s registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” specified in the final prospectus with respect to the offering (net of applicable underwriting commissions), and such exercise shall be effected upon the date of such initial public offering, subject to due, proper and prior surrender of this Warrant and the closing of the initial public offering;

(ii) if the exercise is in connection with a Change of Control, then the fair market value shall be the value received by the holders of Shares pursuant to the Change of Control for each share of such securities, and the exercise shall be effective upon the closing of such Change of Control, subject to due, proper and prior surrender of this Warrant and the closing of the Change of Control; or

(iii) if the exercise is other than in connection with subsections (i) or (ii) above and the Shares are traded on a securities exchange or through the Nasdaq Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; or

(iv) if the exercise is other than in connection with subsections (i) or (ii) above and the Shares are traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; or

(v) if the exercise is other than in connection with subsections (i) or (ii) above and the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be determined in good faith by the Company’s Board of Directors (the “Board”).

For purposes of this Warrant, A “Change of Control” shall mean any acquisition of capital stock of the Company, directly or indirectly, any merger, tender offer, recapitalization or asset sale pursuant to which the Company’s stockholders immediately prior to such transaction hold less than 50% of the voting securities of the surviving corporation immediately after such transaction or the majority of the assets of the Company are transferred or sold, except that any internal restructuring or re-organization of the Company that does not change the effective ultimate ownership of the Company shall not be deemed a Change of Control.

(c) Issuance of Shares. Upon receipt of the documents and payments described in Section 1(a), the Company shall, as promptly as practicable, execute or cause to be executed, and deliver to Holder a certificate or certificates representing the aggregate number of full Shares issuable upon such exercise, together with an amount in cash in lieu of any fraction of a Share, as hereinafter provided. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares, which new Warrant shall in all other respects be identical with this Warrant.

2. Reservation of Shares. The Company covenants that it will at all times until the Warrant Expiration Date reserve and keep available out of its authorized and unissued Common Stock (or other securities of the Company, as applicable), solely for the purpose of issue upon exercise of this Warrant such number of shares of Common Stock (or other securities of the Company, as applicable) as shall then be issuable upon the exercise of this Warrant.

3. Loss or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant), and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at Holder’s expense, will execute and deliver, in lieu hereof, a new Warrant of like tenor.

4. Adjustments to Shares and Stated Purchase Price.

(a) If the Company at any time after the date hereof through the Warrant Expiration Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Stated Purchase Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of this Warrant will be proportionately increased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Stated Purchase Price in effect immediately prior to such combination will be proportionately increased and the number of shares issuable upon exercise of this Warrant will be proportionately decreased. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(b) When any adjustment is required to be made in the number or kind of Shares purchasable upon exercise of this Warrant, or the Stated Purchase Price, the Company shall promptly notify the Holder in writing of such event, of the number and description of Shares thereafter purchasable upon exercise of this Warrant, and of the revised Stated Purchase Price.

5. Fractional Shares. No fractional Shares shall be issued upon the exercise of this Warrant, but, instead of any fraction of a Share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the fair market value per share of Common Stock (or other securities, as applicable) as of the close of business on the date of the notice required by Section 1 above, determined in good faith by the Board.

6. Warrant Not Transferable. This Warrant is only exercisable by Holder and it is not transferable to any other party.

7. Agreements. As a condition precedent to any exercise of this Warrant, Holder understands and agrees that it may be required to execute certain documents and agreements (in Company standard form) relating to the purchase and sale of Shares, as well as right of first refusal, co-sale and voting rights agreements, if applicable, which all other purchasers of the same class of shares are required to execute. Upon the execution and delivery of such documents and agreements, Holder will become a party to, and bound by, such agreements, as so amended or restated, as to the securities acquired upon exercise of this Warrant.

8. Holder’s Representations and Warranties. Holder, by acceptance hereof, hereby represents as follows:

(a) Investment Purpose. The right to acquire Shares (and the Shares) issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Holder understands (i) that the Shares issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations of Holder herein.

(c) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Holder understands that if the Company does not register pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Securities Act is not in effect when it desires to sell the securities issuable upon exercise of this Warrant, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of securities issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the Securities Act, as presently in effect.

9. Company’s Representations and Warranties. The Company hereby represents and warrants to Holder as follows:

(a) Due Authorization. This Warrant has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b) Status of Shares; Price. The Shares purchased by Holder upon any exercise of this Warrant in accordance with its terms will be, when issued by the Company, duly authorized, validly issued, fully paid in compliance with applicable securities laws (assuming the accuracy of the Holder’s representations and warranties herein) and nonassessable.

10. Holder Not Deemed Stockholder. Holder will not, as such, be entitled to vote or to receive dividends or be deemed the holder Shares that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights, until Holder shall have exercised this Warrant and been issued Shares in accordance with the provisions hereof. Subject to applicable law, any right not specifically granted hereunder to Holder is hereby disclaimed by the Company.

11. Modification of Warrant. This Warrant shall not be modified, supplemented or altered in any respect except with the consent in writing of the Holder and the Company.

12. Notices. All demands, notices and communications relating to this Warrant shall be in writing and (i) sent by registered or certified mail, postage prepaid, return receipt requested, (ii) hand delivered, (iii) sent by express mail or other reasonable overnight delivery service, or (iv) sent by telecopy, as follows (or to such other address as to which notice may be given hereunder by the party entitled to receipt of notice):

If to the Company:

Amedica Corporation 1885 West 2100 South
Salt Lake City, UT 84119
Attention:	Eric K. Olson
Chief Executive Officer
Telephone:	(801) 839-3500
Telecopy:	(801) 839-3605

13. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles.

14. Jurisdiction. Each of the Company and the Holder hereby irrevocably submits to the jurisdiction of any Utah State or Federal court sitting in Salt Lake City in any action or proceeding arising out of or relating to this Warrant, and each of the Company and the Holder hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Utah State court or in such Federal court. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Company and the Holder irrevocably consents, to the fullest extent permitted under applicable law, to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in Section 12 hereof. Each of the Company and the Holder hereby agrees, to the fullest extent permitted under applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

16. Miscellaneous. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Shares of Common Stock to be duly executed as of             , 2013.

AMEDICA CORPORATION

By:
Name:	Eric K. Olson
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

Amedica Corporation,

1885 West 2100 South

Salt Lake City, UT 84119

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder,                  shares of the stock provided for therein, and requests that certificates for such shares be issued in its name, and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares be issued to it.

In connection with this exercise, attached please find all documents required to be signed by the undersigned as per the terms of the Warrant, all duly executed by the undersigned and binding thereupon.

Name of Holder:

Signature:

Position of Signatory:

Date: